Exhibit 99.1

GM FINANCIAL REPORTS SEPTEMBER QUARTER 2016
OPERATING RESULTS

•	September quarter net income of $147 million

•	Consumer loan and lease originations of $11.2 billion for the September quarter

•	End of period earning assets of $73.8 billion

•	Available liquidity of $15.4 billion at quarter end

FORT WORTH, TEXAS October 25, 2016 – GENERAL MOTORS FINANCIAL COMPANY, INC.
(“GM Financial” or the “Company”) announced net income of $147 million for the quarter ended September 30, 2016, compared to $179 million for the quarter ended September 30, 2015. Net income for the nine months ended September 30, 2016 was $500 million, compared to $515 million for the nine months ended September 30, 2015.

Retail loan originations were $5.1 billion for the quarter ended September 30, 2016, compared to $4.2 billion for the quarter ended June 30, 2016, and $4.7 billion for the quarter ended September 30, 2015. Retail loan originations for the nine months ended September 30, 2016 were $13.4 billion, compared to $13.1 billion for the nine months ended September 30, 2015. The outstanding balance of retail finance receivables was $32.2 billion at September 30, 2016.

Operating lease originations were $6.2 billion for the quarter ended September 30, 2016, compared to $6.5 billion for the quarter ended June 30, 2016, and $6.2 billion for the quarter ended September 30, 2015. Operating lease originations for the nine months ended September 30, 2016 were $19.4 billion, compared to $14.8 billion for the nine months ended September 30, 2015. Leased vehicles, net was $31.8 billion at September 30, 2016.

The outstanding balance of commercial finance receivables was $9.8 billion at September 30, 2016 compared to $9.4 billion at June 30, 2016 and $7.8 billion at September 30, 2015.

Retail finance receivables 31-60 days delinquent were 3.5% of the portfolio at September 30, 2016 and 4.0% at September 30, 2015. Accounts more than 60 days delinquent were 1.5% of the portfolio at September 30, 2016 and 1.6% at September 30, 2015.

Annualized net charge-offs were 2.0% of average retail finance receivables for the quarter ended September 30, 2016 and 1.9% for the quarter ended September 30, 2015. For the nine months ended September 30, 2016, annualized retail net charge-offs were 1.9%, compared to 1.8% for the nine months ended September 30, 2015.

The Company had total available liquidity of $15.4 billion at September 30, 2016, consisting of $2.6 billion of cash and cash equivalents, $11.6 billion of borrowing capacity on unpledged eligible assets, $0.6 billion of borrowing capacity on committed unsecured lines of credit and $0.6 billion of borrowing capacity on a Junior Subordinated Revolving Credit Facility from GM.

Earnings resulting from the Company's equity investment in SAIC-GMAC, a joint venture that conducts auto finance operations in China, were $36 million for the three months ended September 30, 2016 compared to $37 million for the three months ended June 30, 2016, and $29 million for the three months ended September 30, 2015. Earnings for the nine months ended September 30, 2016 were $109 million, compared to $85 million for the nine months ended September 30, 2015.

About GM Financial

General Motors Financial Company, Inc. is the wholly-owned captive finance subsidiary of General Motors Company and is headquartered in Fort Worth, Texas. For more information, visit www.gmfinancial.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements which are our current views with respect to future events and financial performance. These forward-looking statements are subject to many assumptions, risks and uncertainties that could cause actual results to differ significantly from historical results or from those anticipated. The most significant risks are detailed from time to time in our filings and reports with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2015. Such risks include – but are not limited to – changes in general economic and business conditions; GM’s ability to sell new vehicles that we finance in the markets we serve in North America, Latin America, China and Europe, particularly the United Kingdom where automobile sales may be negatively impacted due to the passage of the referendum to discontinue its membership in the European Union; interest rate and currency fluctuations; our financial condition and liquidity, as well as future cash flows and earnings; competition; the effect, interpretation or application of new or existing laws, regulations, court decisions and accounting pronouncements; the availability and cost of sources of financing; the level of net charge-offs, delinquencies and prepayments on the loans and leases we originate; vehicle return rates and the residual value performance on vehicles we lease; the viability of GM-franchised dealers that are commercial loan customers; the prices at which used cars are sold in the wholesale markets; and changes in business strategy, including expansion of product lines and credit risk appetite, and acquisitions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, actual events or results may differ materially. It is advisable not to place undue reliance on any forward-looking statements. We undertake no obligation to, and do not, publicly update or revise any forward-looking statements, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

General Motors Financial Company, Inc.
Consolidated Statements of Income
(Unaudited, Dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue
Finance charge income	$837	$842	$2,481	$2,544
Leased vehicle income	1,590	797	4,164	1,827
Other income	72	68	221	205
Total revenue	2,499	1,707	6,866	4,576
Costs and expenses
Operating expenses	392	320	1,069	945
Leased vehicle expenses	1,202	629	3,163	1,423
Provision for loan losses	172	144	519	440
Interest expense	541	412	1,505	1,183
Total costs and expenses	2,307	1,505	6,256	3,991
Equity income	36	29	109	85
Income before income taxes	228	231	719	670
Income tax provision	81	52	219	155
Net income	$147	$179	$500	$515

Consolidated Balance Sheets
(Unaudited, Dollars in millions)

	September 30, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$2,588	$3,061
Finance receivables, net	41,132	36,781
Leased vehicles, net	31,775	20,172
Restricted cash	2,055	1,941
Goodwill	1,198	1,189
Equity in net assets of non-consolidated affiliates	940	986
Property and equipment, net of accumulated depreciation	253	219
Deferred income taxes	310	231
Related party receivables	850	573
Other assets	1,010	751
Total assets	$82,111	$65,904
LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities
Secured debt	$35,237	$30,689
Unsecured debt	33,526	23,657
Accounts payable and accrued expenses	1,419	1,218
Deferred income	2,226	1,454
Deferred income taxes	299	129
Related party payables	407	362
Other liabilities	379	343
Total liabilities	73,493	57,852
Shareholder's equity	8,618	8,052
Total liabilities and shareholder's equity	$82,111	$65,904

Operational and Financial Data
(Unaudited, Dollars in millions)

	Three Months Ended September 30,
Originations	2016			2015
	North America	International	Total	North America	International	Total
Retail finance receivables originations	$3,360	$1,698	$5,058	$3,155	$1,586	$4,741
GM lease originations	$6,113	$57	$6,170	$6,161	$19	$6,180
GM new vehicle loans and leases as a percent of total loan and lease originations	87.4%	87.8%	87.5%	87.8%	84.5%	87.3%

	Nine Months Ended September 30,
	2016			2015
	North America	International	Total	North America	International	Total
Retail finance receivables originations	$8,485	$4,912	$13,397	$8,070	$5,037	$13,107
GM lease originations	$19,280	$158	$19,438	$14,755	$56	$14,811
GM new vehicle loans and leases as a percent of total loan and lease originations	88.0%	87.1%	87.9%	83.0%	84.8%	83.3%

	Three Months Ended September 30,
Average Earning Assets	2016			2015
	North America	International	Total	North America	International	Total
Average retail finance receivables	$20,088	$11,425	$31,513	$16,435	$11,396	$27,831
Average commercial finance receivables	5,005	4,424	9,429	3,475	4,258	7,733
Average finance receivables	25,093	15,849	40,942	19,910	15,654	35,564
Average leased vehicles, net	29,934	186	30,120	14,875	66	14,941
Average earning assets	$55,027	$16,035	$71,062	$34,785	$15,720	$50,505

	Nine Months Ended September 30,
	2016			2015
	North America	International	Total	North America	International	Total
Average retail finance receivables	$19,266	$11,262	$30,528	$15,084	$11,650	$26,734
Average commercial finance receivables	4,565	4,502	9,067	3,312	4,358	7,670
Average finance receivables	23,831	15,764	39,595	18,396	16,008	34,404
Average leased vehicles, net	26,104	142	26,246	11,236	50	11,286
Average earning assets	$49,935	$15,906	$65,841	$29,632	$16,058	$45,690

Ending Earning Assets	September 30, 2016			September 30, 2015
	North America	International	Total	North America	International	Total
Retail finance receivables	$20,766	$11,480	$32,246	$16,994	$10,993	$27,987
Commercial finance receivables	5,328	4,432	9,760	3,503	4,342	7,845
Leased vehicles	31,570	205	31,775	16,843	72	16,915
Ending earning assets	$57,664	$16,117	$73,781	$37,340	$15,407	$52,747

Total Finance Receivables	September 30, 2016			December 31, 2015
	North America	International	Total	North America	International	Total
Retail
Retail finance receivables, net of fees(a,b)	$20,766	$11,480	$32,246	$18,148	$10,976	$29,124
Less: allowance for loan losses	(695)	(127)	(822)	(618)	(117)	(735)
Total retail finance receivables, net	20,071	11,353	31,424	17,530	10,859	28,389
Commercial
Commercial finance receivables, net of fees	5,328	4,432	9,760	4,051	4,388	8,439
Less: allowance for loan losses	(33)	(19)	(52)	(23)	(24)	(47)
Total commercial finance receivables, net	5,295	4,413	9,708	4,028	4,364	8,392
Total finance receivables, net	$25,366	$15,766	$41,132	$21,558	$15,223	$36,781

(a) Includes $1.3 billion and $1.1 billion of direct-financing leases at September 30, 2016 and December 31, 2015.
(b) Net of unearned income, unamortized premiums and discounts, and deferred fees and costs of $200 million and $179 million at September 30, 2016 and December 31, 2015.

Allowance for Loan Losses	September 30, 2016			December 31, 2015
	North America	International	Total	North America	International	Total
Allowance for loan losses as a percentage of retail finance receivables, net of fees	3.3%	1.1%	2.5%	3.4%	1.1%	2.5%
Allowance for loan losses as a percentage of commercial finance receivables, net of fees	0.6%	0.4%	0.5%	0.6%	0.5%	0.6%

Delinquencies	September 30, 2016			September 30, 2015
	North America	International	Total	North America	International	Total
Loan delinquency as a percent of ending retail finance receivables:
31 - 60 days	4.9%	0.9%	3.5%	6.1%	0.9%	4.0%
Greater than 60 days	1.9%	0.9%	1.5%	2.1%	0.8%	1.6%
Total	6.8%	1.8%	5.0%	8.2%	1.7%	5.6%

	Three Months Ended September 30,
Charge-offs and Recoveries	2016			2015
	North America	International	Total	North America	International	Total
Charge-offs	$253	$41	$294	$221	$35	$256
Less: recoveries	(118)	(16)	(134)	(111)	(13)	(124)
Net charge-offs	$135	$25	$160	$110	$22	$132
Net annualized charge-offs as a percent of average retail finance receivables	2.7%	0.9%	2.0%	2.7%	0.8%	1.9%
Recoveries as a percentage of gross repossession charge-offs(a)	52.3%			56.2%

(a)
Charge-offs for the International Segment primarily include the write-down of receivables to net realizable value. As a result, a calculation of recoveries as a percentage of gross charge-offs is not meaningful.

	Nine Months Ended September 30,
	2016			2015
	North America	International	Total	North America	International	Total
Charge-offs	$740	$113	$853	$609	$101	$710
Less: recoveries	(378)	(39)	(417)	(321)	(36)	(357)
Net charge-offs	$362	$74	$436	$288	$65	$353
Net annualized charge-offs as a percent of average retail finance receivables	2.5%	0.9%	1.9%	2.6%	0.7%	1.8%
Recoveries as a percentage of gross repossession charge-offs(a)	53.8%			57.5%

(a)
Charge-offs for the International Segment primarily include the write-down of receivables to net realizable value. As a result, a calculation of recoveries as a percentage of gross charge-offs is not meaningful.

	Three Months Ended September 30,
Operating Expenses	2016			2015
	North America	International	Total	North America	International	Total
Annualized operating expenses as a percent of average earning assets	1.7%	3.8%	2.2%	2.1%	3.4%	2.5%

	Nine Months Ended September 30,
	2016			2015
	North America	International	Total	North America	International	Total
Annualized operating expenses as a percent of average earning assets	1.8%	3.5%	2.2%	2.4%	3.5%	2.8%

Investor Relations contact:
Stephen Jones
Vice President, Investor Relations
(817) 302-7119
Investors@gmfinancial.com